Exhibit 99.1

Stock abbreviation: Whirlpool    Stock code: 600983        Announcement No. : 2016-023

Whirlpool (China) Co., Ltd.

Announcement on the Signing of Hefei State-owned Construction

Land Use Right Withdrawal Contract with Hefei Land Reserve Center

The company and all members of the Board of Directors hereby guarantee the announcement is authentic, correct and complete, free from misrepresentations, misleading statements or material omissions.

Important Content Summary:

•	Transaction content: the real estate and equipment assets owned by the company on the land parcel at No. 7, Hehuan Road, Hefei High-tech Industrial Development Zone, the land parcel at North of Haiguan Road, Hefei High-tech Industrial Development Zone and the land parcel at No. 96, Kexue Avenue, Hefei High-tech Industrial Development Zone have been reported to and approved by Hefei Municipal People’s Government. Hefei Land Reserve Center will pay the company a total of compensation fee of RMB687,346,700 (in words: RMB SIX HUNDRED AND EIGHTY-SEVEN MILLION THREE HUNDRED AND FORTY-SIX THOUSAND SEVEN HUNDRED ONLY) in three installments prior to June 30, 2018.

•	This Transaction does not constitute a related transaction.

•	This Transaction does not constitute restructuring of major assets.

•	No significant legal obstacle exists in this Transaction.

•	This Transaction shall be submitted to the First Extraordinary General Meeting of Shareholders for 2016 for approval.

I. Transaction Overview

1. The Proposal to Apply for Land Purchasing and Storage of Factory Area 1 and Factory Area 2 under the company was considered and adopted at the Eleventh Extraordinary Meeting of the Board of Directors for 2015 of Whirlpool (China) Co., Ltd. on November 24, 2015. As per the company’s strategy plan, land use arrangement and products production structure are adjusted, and it is approved to apply to Hefei Land Reserve Center for land withdrawal of Factory Area 1 and Factory Area 2 under the company located at Kexue Avenue and Hehuan Road, respectively. For more details, see the articles published on China Securities Journal, Shanghai Securities News, Securities Times and the website of Shanghai Stock Exchange (http://www.sse.com.cn) on November 25, 2015.

2. On June 22, 2016, the company signed the Hefei State-owned Construction Land Use Right Withdrawal Contract with Hefei Land Reserve Center. Hefei Land Reserve Center intends to purchase and store the aforesaid land of the company, and pay compensation fees of RMB112.9827 million for the land purchased and stored, and compensation fees of RMB377.9792 million for buildings, structures, piping network, other fixed assets on the land and houses removed, totaling RMB490.9619 million. As per the spirit of the meeting minutes (the 4th issue in 2016) of the municipal land management committee, the compensation fee increased by 40%, totaling RMB687,346,700 (in words: RMB SIX HUNDRED AND EIGHTY-SEVEN MILLION THREE HUNDRED AND FORTY-SIX THOUSAND SEVENHUNDRED ONLY), and will be paid off in three installments.

3. The aforesaid land purchasing and storage has been approved by the Third Extraordinary Meeting of the Board of Directors for 2016 with the independent directors giving independent opinions.

4. The aforesaid transaction shall be submitted to the First Extraordinary General Meeting of Shareholders for 2016 for approval.

II. Transaction Parties

Party withdrawing the land: Hefei Land Reserve Center

Legal representative: Xie Tao

Address: Territorial Planning Building, No. 1800 Huaining Road, Zhengwu District, Hefei

Telephone: 0551-62750588

Party with the land to be withdrawn: Whirlpool (China) Co., Ltd.

Legal representative: Jin Youhua

Address: No. 96 of Science Street, Hefei High-tech Industrial Development Zone

Telephone: 0551-65338028

The counterparty of the transaction has no relation with the company or its top 10 shareholders in ownership, business, assets, credit and debt, human resource and other aspects. Such land withdrawal matter does not constitute a related transaction.

III. Transaction Content

Hefei Land Reserve Center (hereinafter referred to as “Party A”) and Whirlpool (China) Co., Ltd. (hereinafter referred to as “Party B”) have signed this Hefei State-owned Construction Land Use Right Withdrawal Contract (HTCS (2016) No. 36) on June 22, 2016 according to relevant laws and regulations as the File Notice on Withdrawal of State-owned Construction Land issued by Hefei Municipal People’s Government [STCSZ (2016) No. 9]:

1. Land and building (structure) on the land to be withdrawn

Withdraw the land parcel at No. 7, Hehuan Road, Hefei High-tech Industrial Development Zone, and the land parcel at No. 96, Kexue Avenue and north Haiguan Road, Hefei High-tech Industrial Development Zone, which covers a total area of 230.58 mu;

Withdraw the gross building area of 190,200.56 m2 within the aforesaid land scope, including the gross building area of 157,923.26 m2 of buildings (structures) on the land with legal construction procedures, and the floor area of 32,277.3 m2 of the appurtenances and structures.

2. Compensation fees

For the compensation fee of the 230.58 mu of land purchased and stored, the related compensation items within the scope of the production area applied by Party B for purchasing and storage have been evaluated by the land, real estate and project cost agencies. Based on files and approval results about evaluated price of the land, real estate, infrastructure and other fixed assets of the company, which are made by Land and Resources Department of Hefei, Hefei Real Estate Bureau, the construction project cost management office and the management committee of Hefei New High-tech Zone, the compensation fees for the land purchased and stored are RMB490,961,900 (in words: RMB FOUR HUNDRED AND NINETY MILLION NINE HUNDRED AND SIXTY-ONE THOUSAND NINE HUNDRED ONLY).

As per the spirit of the meeting minutes (the 4th issue in 2016) of the municipal land management committee, the compensation fees provided by Party A for industrial land purchased (if within the development park, it shall be deemed as the industrial land sold prior to August 31, 2008 by agreement) increased by 40%. After reporting to and approved by Hefei Municipal People’s Government, Party A shall pay Party B compensation fees of RMB687,346,660 (in words: RMB SIX HUNDRED AND EIGHTY-SEVEN MILLION THREE HUNDRED AND FORTY-SIX THOUSAND SIX HUNDRED AND SIXTY ONLY), which includes but is not limited to:

(I) All costs incurred to Party B for land withdrawal;

(II) Compensation fees for withdrawal of buildings (structures) on the land;

(III) All costs incurred by Party B during land development, utilization and regaining, including fees for water, power, capacity increasing by gas, highway, communication, heating and other infrastructure;

(IV) Relevant taxes incurred to Party B for land withdrawal.

3. Payment method

The compensation fees shall be paid in three installments as agreed below:

1st installment: RMB (in words): TWO HUNDRED AND EIGHTY MILLION ONLY (in figures: RMB280,000,000). Party A shall make payment to Party B prior to June 30, 2016 after the contract is signed and takes effect. Party B shall, within 7 days upon the contract signing, deliver the originals of all land use right certificates and house ownership certificated (with certificate No. indicated in the contract) related to the land to Party A as agreed;

2nd installment: RMB (in words): TWO HUNDRED AND EIGHTY MILLION ONLY (in figures: RMB280,000,000). It shall be paid upon delivery of the net land parcel at No. 7, Hehuan Road, Hefei High-tech Industrial Development Zone prior to September 30, 2017.

3rd installment: RMB (in words): ONE HUNDRED AND TWENTY-SEVEN MILLION THREE HUNDRED AND FORTY-SIX THOUSAND SEVEN HUNDRED ONLY (in figures: RMB127,346,700). It shall be paid upon delivery of the net land parcel at No. 96, Kexue Avenue, Hefei High-tech Industrial Development Zone prior to June 30, 2018.

4. Property right transfer and liability for breach of the contract

In case Party A fails to pay Party B the land compensation fees as scheduled by the contract, it shall pay Party B liquidated damages of 1% of the land compensation fees agreed by the contract for every delayed day, and shall bear all economic losses thus incurred to Party B.

In case Party B is in breach of the contract, it shall pay Party A liquidated damages of 1% of the land compensation fees already paid for every delayed day, which will be deducted from the total amount of the land compensation fees. In case Party B still fails to deliver the land as agreed by the contract after delaying for 30 days, Party A is entitled to cancel the contract, in which case Party B shall refund the compensation fees already paid by Party A, bear relevant liquidated damages and all economic losses thus incurred by Party A.

IV. Influence on the Company

1. After this Transaction, it will be beneficial to improve and use the company’s stock assets efficiently, optimize the company’s asset structure, and adjust land use arrangement as well as the products production structure.

2. The aforesaid land purchasing and storage will bring certain income to the company, but will affect the company’s profit and loss in current and later periods, which shall be subject to the audit opinions of accountants. The investors are requested to pay attention to investment risk.

3. The company will perform its obligation to disclose relevant information then. The investors are requested to pay attention to indicative announcements about compensation fees payment published by the company.

V. Opinions of Independent Director

This Transaction complies with Chinese laws and regulations as well as relevant regulations of China Securities Regulatory Commission; this Transaction scheme and relevant agreements comply with Company Law, Securities Law and Rules Governing the Listing of Stocks on Shanghai Stock Exchange. As for reviewing the proposals related to this Transaction, the Board of Directors abides by relevant laws and regulations related to the review procedures. The relocation is beneficial to the company’s concentration of administration, production and planning, and the company’s future strategic development by using the stock assets efficiently and optimizing the asset structure. It does not damage the interests of minority shareholders and does not constitute restructuring of major assets.

VI. Files for Future Reference

1.	Resolution of the Third Extraordinary Meeting of the Board of Directors for 2016

2.	Resolution of the Third Extraordinary Meeting of the Board of Supervisors for 2016

3.	File Notice on Withdrawal of State-owned Construction Land issued by Hefei Municipal People’s Government (STCSZ (2016) No. 9)

4.	Hefei State-owned Construction Land Use Right Withdrawal Contract (HTCS (2016) No. 36)

It is hereby notified.

Board of Directors of Whirlpool (China) Co., Ltd.

July 5, 2016

Stock abbreviation: Whirlpool    Stock code: 600983        Announcement No. : 2016-024

Whirlpool (China) Co., Ltd.

Announcement on Receiving the 1st Installment of the Compensation

Fees for the Land Withdrawn

The company and all members of the Board of Directors hereby guarantee the announcement is authentic, correct and complete, free from misrepresentations, misleading statements or material omissions.

On June 22, 2016, the company entered into a contract with Hefei Land Reserve Center, Hefei State-owned Construction Land Use Right Withdrawal Contract. According to the terms of the contract, Hefei Land Reserve Center shall pay the company two hundred and eighty million (RMB280,000,000) as the 1st installment of the compensation fees prior to June 30, 2016 after the contract is signed and takes effect.

For more details of the content above, please see the Announcement on the Signing of Hefei State-owned Construction Land Use Right Withdrawal Contract with Hefei Land Reserve Center (Announcement No. : 2016-023), posted on China Securities Journal, Shanghai Securities News, Securities Times, and the website of Shanghai Stock Exchange (http://www.sse.com.cn) on July 5, 2016.

On June 27, 2016, the company received payment of the 1st installment of the compensation fees, RMB280,000,000, paid by Hefei Land Reserve Center. According to relevant terms in Accounting Standards interpretation No. 3 and Accounting Standards for Business Enterprise No. 16—Government Grants, relocation compensations that are paid directly by the government from government budgets and paid to a company that has relocated for public interest such as overall urban planning, reservoir construction, shanty town rebuilding and subsidence area control etc., shall be regarded as special accounts payable. Among it, compensations for costs incurred during the company’s relocation and rebuilding, including reductions in fixed asset and immaterial assets, related expenses on expenditure, factory shutdown losses, and proposed new built assets after the relocation, shall be transferred from special accounts payable to deferred income, and be processed by accounting treatment according to Government Subsidy Standard. The remainder of the compensation fees minus the amount transferred to deferred income, if any, shall be treated as capital reserve. Upon receiving the relocation compensations other than as mentioned above, the company should process it according to accounting treatments such as Fixed Asset Criterion and Government Subsidy Standard etc.

The company will manage this in strict compliance with the Accounting Standards for Enterprise, Accounting Standards for Business Enterprise No. 16—Government Grants and relevant regulations. The specific accounting treatment shall be subject to the results of the annual audit confirmation of the accountant.

The company will pay close attention to the payment of remaining installments, and timely fulfill the obligation of information disclosure.

It is hereby notified.

Board of Directors of Whirlpool (China) Co., Ltd.

July 5, 2016